SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2003

SOUTHERN PERU COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
organization)

2575 East Camelback Rd.
Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 977-6500

Explanatory Note:

ITEM 4.  Changes in Registrant’s Certifying Accountant

                As reported on the Company’s Form 8-K  filed on March 21, 2003, the  Audit Committee of the Company dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent auditors on March 14, 2003.  Deloitte & Touche served as the Company’s independent auditors for the year ended December 31, 2002.

Deloitte & Touche’s report on the financial statements of the Company for the year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

                In connection with the audit for the year ended December 31, 2002 and subsequently through March 31, 2003, there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement(s) in connection with its report.

                The Company provided Deloitte & Touche a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”). Deloitte & Touche has provided the Company with a letter, addressed to the Commission, which is filed as an exhibit to this Current Report on Form 8-K.

ITEM 7.  Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.	Description

16	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission, dated April 4, 2003.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN PERU COPPER CORPORATION

By:	/s/ Armando Ortega
Its:	Vice President-Legal and
Secretary

Date: April 4, 2003